                                                                 EXHIBIT 10.14


                                PROMISSORY NOTE

$3,600                                                        February 20, 2000


     FOR VALUE RECEIVED, JEAN LOCKHART ("Borrower"), hereby unconditionally promises to pay to AMBRYX INC. ("Lender"), in lawful money of the United States of America and in immediately available funds, the principal sum of Three Thousand Six Hundred Dollars ($3,600) (the "Loan"), payable in the manner set forth below.

     1. PRINCIPAL REPAYMENT. The outstanding principal amount of the Loan shall be due and payable on December 1, 2002


          LOAN PAYMENT DATE                           AMOUNT OF LOAN PAYMENT
          December 1, 2000                            $1,200
          December 1, 2001                            $1,200
          December 1, 2002                            $1,200


      2. ACCELERATION. Notwithstanding the provisions of Section 1 of this Promissory Note, the outstanding principal hereunder will become due and payable immediately if (a) any bankruptcy or insolvency proceedings are begun by or against the Borrower, (b) the Borrower makes an assignment for the benefit of creditors, or (c) the employment of the Borrower by Lender terminates for any reason or no reason. In the event the Borrower's obligation to repay the outstanding principal hereunder is accelerated pursuant to this
Section 2, Lender shall be entitled to deduct the entire amount due hereunder from all money due the Borrower including, but not limited to, commissions, bonuses, car allowance, expense report reimbursements, and Borrower's final paycheck, including from any vacation pay due.

     3. EMPLOYMENT STATUS. Nothing in this Promissory Note alters in any way Borrower's at-will status employment with Lender.

     4. PREPAYMENT. The Borrower may prepay this Promissory Note at any time either in whole or in part together with accrued interest, if any, to the date of payment without penalty. Any partial prepayment will not effect the Borrower's obligation to pay the regular consecutive installments until this note is paid in full.

     5. WAIVER. Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Promissory Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys' fees, costs and other expenses. Lender or its assigns may delay enforcing any of the provisions of this Promissory Note without losing the right to enforce them.

     6. GOVERNING LAW. This Promissory Note shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to contracts made and performed in California, without regard to principals of conflict laws.

                                      1.

     7. ENTIRE AGREEMENT. This Promissory Note represents the entire agreement with respect to the subject matter hereof, and is entered into without reliance upon any promise, warranty or representation, written or oral, other than those expressly contained herein. It may not be modified except in writing signed by the Lender and Borrower.


ACCEPTED AND AGREED TO:


JEAN J. LOCKHART


/s/  Jean J. Lockhart
-----------------------------

Dated: Feb 20, 2000


                                      2.

                                  AMBRYX INC.


TO:     JEAN LOCKHART
FROM:   PAUL GRAYSON
RE:     GUARANTEED BONUS
DATE:   JANUARY 5, 2000

------------------------------------------------------------------------------
Set forth below are the terms of the guaranteed bonus ("Guaranteed Bonus") you will receive for Fiscal Years 2000, 2001 and 2002. All accounting determinations referred to herein shall be governed by U.S. Generally
Accepted Accounting Principles. The Company will not take into account the Guaranteed Bonus in calculating any other annual discretionary bonuses for which you may be eligible. You will be eligible for the full amount of any discretionary bonus for which you are eligible, independent of the Guaranteed Bonus. The Company agrees not to decrease any discretionary bonus for which you may be eligible as a result of the Guaranteed Bonus.

1. ANNUAL BONUS:
You are eligible to earn an annual Guaranteed Bonus in the amount of One Thousand Twelve Hundred ($1,200.00) per year for the years 2000, 2001 and 2002. The Company reserves the right to grant you additional bonuses its sole discretion, which will not be adjusted as a result of the Guaranteed Bonus. The Guaranteed Bonus will be paid on December 1 of the applicable fiscal year and is subject to standard payroll deductions and withholdings. You must be employed by the Company at the time the Guaranteed Bonus is payable in order to earn and receive the Guaranteed Bonus. In the event your employment with the Company terminates, for any reason, prior to the time the Guaranteed Bonus is payable, you will receive a pro rata Guaranteed Bonus calculated by multiplying your Guaranteed Bonus amount by a fraction, the numerator of which shall be the number of days in the applicable fiscal year beginning with the first day of such fiscal year and ending with your date of termination, and the denominator of which shall be three hundred sixty five
(365).

2. AT-WILL EMPLOYMENT:
You understand that nothing herein constitutes a guarantee of continued employment with the Company, and that your employment relationship with the Company is at-will. As such, either you or the Company may terminate your employment at any time and for any reason, either with or without cause or advance notice. In addition, the Company retains the right to modify your compensation and benefits, other than the bonus reflected herein, within its sole discretion, upon notice to you.

AGREED AND ACCEPTED:

/s/ Jean J. Lockhart                                  Date:   2/20/2000
--------------------------                                 -------------------
    Jean J. Lockhart